                                                                    EXHIBIT 10.7

                            GMS DENTAL GROUP, INC.
                     180 North Riverview Drive, Suite 255
                            Anaheim Hills, CA 92808


Dear Mr. Sadler:

     This letter sets forth the basic terms and conditions of your offer of employment with GMS Dental Group, Inc. ("Company") effective as of September ___, 1996.

     1.   Base Compensation.  During the term of your employment, the Company
          -----------------
will pay you as compensation for your services a base salary at the annual rate of $175,000 or at such higher rate as the Company may determine from time to time ("Base Salary"). Your Base Salary will be payable in accordance with the Company's standard payroll procedures.

     2.   Duties.  You shall perform such executive duties as may be delegated
          ------
to you by the Board of Directors (the "Board") of the Company. You shall be employed on a full-time basis and shall devote all of your working time, attention and energies to the Company during the term of your employment. Notwithstanding the preceding, you will not be precluded from engaging in appropriate professional, educational, civic, charitable or religious activities (e.g., The Hearing Aid Centers, Sadler Brothers Development and the board of directors of Northwestern University Oral Health Centers) or from devoting a reasonable amount of time to private investments that do not interfere or conflict with your responsibilities to the Company. You shall principally perform your duties hereunder at the principal executive offices of the Company in Anaheim Hills, California or such other location within the county of Orange, California as may be designated in a notice by the Company to you.

     3.   Term of Employment.  Your employment with the Company is "at-will." In
          ------------------
other words, either you or the Company can terminate your employment at any time for any reason, with or without cause.

     4.   Employee Benefits.  During the term of your employment you will be
          -----------------
eligible for the employee benefit plans and executive compensation programs maintained from time to time for other senior executive employees of the Company to the extent that senior executive employees are eligible to participate in such programs and if you qualify for participation in any such program. These benefits may change from time to time.

     5.   Additional Benefits.  You will be provided with the following
          -------------------
additional benefits:

          (a)  Incentive Bonus.  Prior to each fiscal year-end of the Company
               ---------------
during the term of your employment with the Company, the Board shall consult with you to develop annual financial performance objectives for the Company for the next subsequent fiscal year of the Company. Commencing with the Company's 1997 fiscal year and for each fiscal year of the Company thereafter during your employment with the Company, the Company shall pay you, in addition to your Base Salary, an annual bonus (the "Bonus") determined as provided below. The Bonus shall be paid within sixty (60) days after the end of each fiscal year during the term of your employment with the Company.

                                      1.

               Bonus                              Performance Goal
               -----                              ----------------

40% of Base Salary                      Company exceeds financial performance
                                        objectives by 10%

30% of Base Salary; with a linear       Company achieves 100% of financial
reduction to 0% as the percentage       performance objectives
of financial performance objectives
achieved decreases from 100% to 75%

0% of Base Salary                       Company achieves less than 75% of
                                        financial performance objectives


     6.   Business Expenses.  During the term of your employment, the Company
          -----------------
shall reimburse you for necessary and reasonable travel, entertainment and other business expenses appropriately incurred by you in connection with performing your duties. The Company will reimburse you for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     7.   Proprietary Information Agreement.  You will be required to sign and
          ---------------------------------
abide by the terms of the accompanying proprietary information agreement.

     8.   Vacation and Holidays.  You shall be entitled to fully-paid vacation
          ---------------------
time and holidays consistent with Company policy as may be in place from time to time.

     9.   Severance Compensation.
          ----------------------

          (a) In the event that your employment with the Company is terminated by the Company for any reasons other than "cause" (as defined below) and provided that you comply with the provisions of Section 10 hereof, you shall be entitled to continue to receive from the Company your Base Salary then in effect for a period of nine (9) complete months following the effective date of such termination. For purposes of this letter agreement, "cause" shall mean termination of your employment due to (i) your continuous inattention to your duties after at least one (1) written notice of same has been given to you and you have been given an opportunity to cure the same within thirty (30) days after such notice, (ii) any breach by you of Section 10 of this letter agreement or (iii) any act committed by you which constitutes gross recklessness, willful or gross misconduct, fraud or criminal conduct.

          (b) During any period in which you receive severance compensation pursuant to subsection (a) of this Section 9, you shall further be entitled to medical, life insurance, disability insurance and any other similar benefits to the same extent as theretofore provided by the Company to you prior to the effective date of termination of your employment.

     10.  Restrictive Covenants and Confidentiality.
          -----------------------------------------

          (a)  Non-Solicitation.  You agree that during the term of your
               ----------------
employment and for a period of one (1) year following any termination thereof (for any reason), you shall not (either directly or indirectly) solicit, entice, encourage or induce any person who at any time within one (1) year prior to your termination of employment shall have been an employee of the Company or any of its subsidiaries, or who is a dentist who is employed by or performing professional services for any dental practice managed by the Company or one of its subsidiaries, to become employed by or associated with any person, firm or corporation other than the Company, and you shall not approach any such employee or

                                      2.

dentist for such purpose or encourage the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

          (b)  Non-Compete.  You agree that during the term of your employment
               -----------
and during any period in which you are receiving severance compensation pursuant to Section 9 hereof, you shall not, directly or indirectly, within a 50 mile radius of any location where the Company or any of its subsidiaries owns, manages, develops, or operates any dental practice or its assets during your employment, engage or participate or make any financial investments in, or become employed by, or act as an agent or principal of, or render advisory or other services to or for, any person, firm or corporation that is engaged, directly or indirectly, in any line of business then engaged in, or planned to be engaged in, by the Company (a "Competing Enterprise"). Nothing herein contained, however, shall restrict you from holding investments in not more than three percent (3%) of the voting securities of any Competing Enterprise whose stock is listed on national securities exchange or is actively traded on the National Association of Securities Dealers Automated Quotation System, so long as in connection with such investments you do not render services to a Competing Enterprise.

     11.  Survival.  The provisions of this letter agreement shall survive the
          --------
termination of your employment with the Company, irrespective of the reason therefor.

     12.  Remedies.  You acknowledge that the services to be rendered by you are
     `    --------
of a special, unique and extraordinary character and, in connection with such services, you will have access to confidential information vital to the Company's and its subsidiaries' businesses. By reason of this access, you consent and agree that if you violate any of the provisions of this letter agreement, the Company and its subsidiaries shall be entitled, without the need to show actual damages, to an injunction and a temporary restraining order from any court of competent jurisdiction restraining you from committing or continuing any such violation of this letter agreement. You acknowledge that damages at law would not be an adequate remedy for violation of this letter agreement, and you therefore agree that the provisions of this letter agreement may be specifically enforced against you in any court of competent jurisdiction. The rights, powers and remedies of the Company under this letter agreement are cumulative and not exclusive of any other right, power or remedy which the Company may have under any other agreement or by law.

     13.  Miscellaneous.
          -------------

          (a)  Successors and Assigns.  This letter agreement shall be binding
               ----------------------
on and inure to the benefit of the parties hereto and their heirs, executors, legal representatives, successors and assigns. Neither party shall have the right to assign its obligations, or all or any portion of their rights or interests under this letter agreement without the prior written consent of the other party hereto, and any attempt to do so will be null and void.

          (b)  Governing Law.  This letter agreement is made and entered into
               -------------
and is to be governed by the laws of the internal laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          (c)  Waiver.  The failure of either party at any time to require
               ------
performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a continuing waiver of such provision, or waiver of any other breach under any other provision of this letter agreement.

                                      3.

          (d)  Entire Agreement.  This letter agreement, together with the
               ----------------
agreements attached hereto or thereto, and any documents executed in connection herewith or therewith, set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to such subject matter. This letter agreement may be amended only by a written instrument signed by both parties hereto making specific reference to this letter agreement and expressing the plan or intention to modify it.

          (e)  Severability.  If any provision of this letter agreement shall be
               ------------
adjudicated to be invalid, ineffective or unenforceable, the remaining provisions of this letter agreement shall not be affected thereby. The invalid, ineffective and unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

     In order to acknowledge your acceptance of these terms, please sign one copy of this letter and return it to me.

                                        Very truly yours,

                                        GMS DENTAL GROUP

                                        By /s/ Kenneth Davis
                                          --------------------------------

                                        Title  CHIEF OPERATING OFFICER
                                              ----------------------------

--------------------------------------------------------------------------------

I acknowledge the foregoing accurately sets forth the terms of my employment.

/s/ Grant Sadler
------------------------------                         October ____, 1996
Grant Sadler

                                      4.

          EMPLOYEE'S PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
          -----------------------------------------------------------


GMS Dental Group, Inc.
180 N. Riverview Drive, Suite 255
Anaheim Hills, CA 92808

Gentlemen:

     I recognize that GMS Dental Group, Inc., a Delaware corporation (the "Company"), is engaged in a continuous program of research, development and production with respect to its business, present and future.

     I understand that:

     A. As part of my employment by the Company I am expected to make new contributions and inventions of value to the Company.

     B. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to any information:

     (1)  applicable to the business of the Company; or

     (2) applicable to the business of any client or customer of the Company,

which may be made known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment.

     C. The Company possesses and will continue to possess information that has been created, discovered or developed, or has otherwise become known to the Company (including without limitation information created, discovered, developed or made known by or to me during the period of or arising out of my employment by the Company), and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Confidential Information." By way of illustration, but not limitation, Confidential Information includes all data, compilations, specifications, strategies, projections, processes, techniques, formulae, models and patent disclosures; and all tangible and intangible embodiments thereof of any kind whatsoever including, where appropriate and without limitation, all compositions, machinery, apparatus, records, reports, drawings, patent applications and documents.

     In consideration of my employment or continued employment, as the case may be, and the compensation received by me from the Company from time to time, subject to Section 12 hereof, I hereby agree as follows:

     1. All Confidential Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Confidential Information. At all times during my employment by the Company and at all times after termination of such employment, I will keep in confidence and trust all Confidential Information, and I will not disclose, sell, use, lecture upon or publish any Confidential Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

     2. I agree that during the period of my employment by the Company, I will not, without the Company's express written consent, engage in any employment or activity in any business competitive with the Company.

     3. All documents, data, records, apparatus, equipment, chemicals, molecules, organisms and other physical property, whether or not pertaining to Confidential Information, furnished to me by the Company or produced by myself or others in connection with my employment shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, I shall return and deliver all such property upon termination of my employment by me or by the Company for any reason and I will not take with me any such property or any reproduction of such property upon such termination.

     4.   [INTENTIONALLY OMITTED]

     5. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment which are related to or useful in the business of the Company, or result from tasks assigned me by the Company, or result from use of premises owned, leased or contracted for the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called ("Inventions")); such disclosure shall continue for one year after termination of the Agreement with respect to anything that would be an Invention if made, conceived, reduced to practice or learned during the term hereof.

     6. I agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Inventions. I further agree as to all Inven-tions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on the Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents for the Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent application with respect to Inventions (indicating renewals, extension, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by me.

     7. As a matter of record I have attached hereto a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company which I desire to remove from the operation of the Agreement; and I covenant that such list is complete. If no such list is attached to the Agreement, I represent that I have made no such inventions and improvements at the time of signing the Agreement.

     8. I represent that my performance of all the terms of the Agreement and that my employment by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to, and continuing throughout, my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     9. I understand, as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any equipment, supplies, facility or trade secret information of any former employer which are not generally available to the public, unless I have obtained written authorization for their possession and use.

     10. I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that

I have to others, and I agree that I shall fulfill all such obligations during my employment with the Company.

     11. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforcement of my obligations hereunder by court injunction.

     12. If any provision of the Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

     13. The Agreement does not apply to inventions which qualify fully for protection under Section 2870 of the California Labor Code, which are ideas or inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on my own time, and (1) which do not relate at the time of conception or reduction to practice of the invention (a) to the business of the Company, or (b) to the Company's actual or demonstrably anticipated research or development, or (2) which do not result from any work performed by me for the Company. Notwithstanding the foregoing, I shall disclose in confidence to the Company any invention in order to permit the Company to make a determination as to compliance by me with the terms and conditions of the Agreement.

     14. The Agreement shall be effective as of the first day of my employment by the Company.

     15. The term Company, as used herein, shall include any subsidiary or affiliate of GMS Dental Group, Inc.

     16. The Agreement shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

     17. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

     Dated: August 31, 1996

                                             /s/ Grant M. Sadler
                                             -----------------------------------


Accepted and Agreed to
as of August 31, 1996

GMS DENTAL GROUP, INC.

By /s/ Grant M. Sadler
   ---------------------------

Title   PRESIDENT
      ------------------------

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